                                                                   EXHIBIT 4.0


                      HARRINGTON WEST FINANCIAL GROUP, INC.

      COMMON STOCK                                    CERTIFICATE NO.  __
         _____ SHARES
      (PAR VALUE, $.01 PER SHARE)                   SEE REVERSE FOR CERTAIN
                                                  DEFINITIONS AND LIMITATIONS

                                               CUSIP ________________________



THIS CERTIFIES THAT _______________________________, IS THE REGISTERED HOLDER OF

________________________________________________________________________
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF HARRINGTON WEST FINANCIAL GROUP, INC.,



a corporation organized under the laws of the State of Delaware (the "Corporation"). The shares evidenced by this Certificate are transferable on the books of the Corporation by the holder of record hereof, in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Corporation's Certificate of Incorporation and Bylaws and all amendments thereto. The Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:



------------------------------           -------------------------------------
Susan C. Weber, Secretary                Craig J. Cerny, Chairman of the Board



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        The shares represented by this Certificate are subject to limitations and restrictions as set forth in the Certificate of Incorporation and Bylaws of Harrington West Financial Group, Inc. ("Harrington West") as from time to time amended. The Certificate of Incorporation is on file in the office of the Secretary of State for the State of Delaware, and the Certificate of Incorporation and the Bylaws are on file with the Secretary of Harrington West at Harrington West's executive offices. The Certificate of Incorporation of Harrington West authorize Harrington West to issue more than one class of stock, including a class of preferred stock, which may be issued in one or more series.

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                            UNIF GIFT MIN ACT _____Custodian ______
TEN ENT - as tenants by the entireties                                     (Cust)       (Minor)
JT TEN  - as joint tenants with right of                  under Uniform Gifts to Minors
        survivorship and not as tenants                   Act____________________________________
        in common                                                         (State)


Additional abbreviations may also be used though not in the above list. For value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[--------------] ----------------------------------------------------

Please Print or Typewrite Name and Address including Postal Zip Code of Assignee

__________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:  _________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ENLARGEMENT OR ANY CHANGE WHATEVER




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Signature(s) must be guaranteed by a commercial
bank or trust company or a member firm of a major stock exchange.